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                                                                    Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We have issued our report dated October 23, 2003, accompanying the consolidated financial statements and schedule of the Structured Finance Business of Arbor Commercial Mortgage, LLC and Subsidiaries contained in Amendment No. 1 to the Registration Statement on Form S-11 (Form No. 333-116223) of Arbor Realty Trust, Inc. relating to the sale of 9,594,498 shares of common stock by the selling stockholders. We consent to the use of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption "Experts."

/s/ GRANT THORNTON LLP
New York, New York
July 6, 2004